Exhibit 99.3

BANKFINANCIAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

Pro forma December 31, 2010

(In thousands)

	BankFinancial Corporation	DG Bancorp, Inc.	Purchase Adjustments	Notes	Combined Pro forma

ASSETS
Cash and cash equivalents	$220,810	$45,558	$(3,270)	(1)	$263,098
Securities, at fair value	120,747	20,034	102	(2)	140,883
Loans held-for-sale	2,716	—	—		2,716
Loans receivable, net of allowance for loan losses	1,050,766	134,947	(7,144)	(3)	1,178,569
Other real estate owned and other real estate owned in process	14,622	13,233	(3,151)	(4)	24,704
Stock in Federal Home Loan Bank and Federal Reserve Bank at cost	15,598	903	—		16,501
Premises and equipment, net	32,495	1,758	4,554	(5)	38,807
Other intangible assets, net	25,266	—	2,661	(6)	27,927
Other assets	47,635	2,495	2,681	(7)	52,811

Total assets	$1,530,655	$218,928	$(3,567)		$1,746,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	1,235,377	212,610	349	(8)	1,448,336
Borrowings	23,749	—	—		23,749
Accrued interest payable and other liabilities	18,244	846	—		19,090
Stockholders’ equity	253,285	5,472	(3,916)	(15)	254,841

Total liabilities and stockholders’ equity	$1,530,655	$218,928	$(3,567)		$1,746,016

BANKFINANCIAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Pro forma for the Year Ended December 31, 2010

(In thousands, except per share data)

	BankFinancial Corporation	DG Bancorp, Inc.	Purchase Adjustments	Notes	Combined Pro forma

Interest and dividend income
Loans	$60,926	$9,119	$2,346	(9)	$72,391
Securities	3,488	402	—		3,890
Other	522	122	(12)	(10)	632

Total interest income	64,936	9,643	2,334		76,913

Interest expense
Deposits	12,333	1,913	232	(11)	14,478
Borrowings	853	90	—		943

Total interest expense	13,186	2,003	232		15,421

Net interest income	51,750	7,640	2,102		61,492

Provision for loan losses	12,083	10,987	—		23,070

Net interest income after provision for loan losses	39,667	(3,347)	2,102		38,422

Noninterest income
Deposit service charges and fees	3,020	316	—		3,336
Other fee income	1,868	—	—		1,868
Other	2,240	1,316	—		3,556

Total noninterest expense	7,128	1,632	—		8,760

Noninterest expense
Compensation and benefits	26,339	4,106	—		30,445
Office occupancy and equipment	6,380	911	240	(12)	7,531
Advertising and public relations	1,277	—	—		1,277
Information technology	3,733	419	—		4,152
Supplies, telephone, and postage	1,596	—	—		1,596
Amortization of intangibles	1,595	—	380	(13)	1,975
Nonperforming asset management	3,342	—	—		3,342
Operations of other real estate owned	3,972	(55)	—		3,917
FDIC insurance premiums	2,126	760	—		2,886
Other	3,489	2,812	—		6,301

Total noninterest expense	53,849	8,953	620		63,422

Income (loss) before income taxes	(7,054)	(10,668)	1,482		(16,240)

Income tax expense (benefit)	(2,747)	1,401	(58)	(14)	(1,404)

Net Income (loss)	$(4,307)	$(12,069)	$1,540		$(14,836)

Basic and diluted income (loss) per common share	$(0.22)	$(137.15)	$0.08	(16)	$(0.75)

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BANKFINANCIAL CORPORATION

NOTES to PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2010

Note 1 – Basis of Presentation

BankFinancial Corporation (the “Company”) completed its acquisition of DG Bancorp, Inc. and its wholly-owned subsidiary, Downers Grove National Bank on March 18, 2011. The acquisition was consummated through the merger of Kendachs Corporation, a wholly owned subsidiary of the Company, into DG Bancorp, Inc., and the merger of Downers Grove National Bank into the Company’s wholly-owned subsidiary, BankFinancial, F.S.B., in accordance with an Agreement and Plan of Merger dated as of September 13, 2010.

As a result of the mergers, each share of common stock of DG Bancorp, Inc. was converted into the right to receive approximately $37.16 in cash. The aggregate cash merger consideration was $3.27 million.

The acquired assets and assumed liabilities were measured at their estimated fair values, as required by the Financial Accounting Standards Board under standards governing Business Combinations (ASC 805-10). Management made significant estimates and exercised significant judgment in accounting for the acquisition. Among other things, management estimated the fair value of the loans acquired from Downers Grove National Bank based on loan file reviews (including borrower financial statements or tax returns), appraised collateral values, expected cash flows and historical loss factors. Other real estate acquired by Downers Grove National Bank through foreclosure was valued primarily on the basis of appraised collateral values. Management used quoted market prices to arrive at the fair value of investment securities. The Company recorded an identifiable intangible asset representing the estimated fair value of the core deposit base of Downers Grove National Bank based on management’s evaluation of the cost of such deposits relative to alternative funding sources. In conducting this evaluation, management used significant estimates, including estimates of the average lives of depository accounts, future interest rate levels and the cost of servicing various depository products.

BANKFINANCIAL CORPORATION

NOTES to PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2010

Note 1 – Basis of Presentation (continued)

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of the date of the acquisition:

March 18, 2011
(in thousands)
Assets acquired and liabilities assumed:	$

Cash and due from other financial institutions	1,040
Interest-bearing deposits in other financial institutions	60,579

Cash and cash equivalents	61,619
Securities	10,254
Loans receivable	120,677
Other real estate owned	7,542
Stock in Federal Home Loan Bank and Federal Reserve Bank	903
Premises and equipment, net	5,764
Accrued interest receivable	355
Core deposit intangible	2,660
FDIC prepaid expense	774
Income tax receivable	774
Deferred taxes, net	2,455
Other assets	42

Total assets acquired	$213,816

LIABILITIES

Deposits	212,939
Advance payments by borrowers taxes and insurance	34
Accrued interest payable and other liabilities	843

Total liabilities assumed	$213,816

The Company has not completed the process of determining the acquisition date fair value of assets acquired and liabilities assumed, and the amounts disclosed above are considered provisional amounts. During the measurement period, the Company will retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new facts and information that existed at the acquisition date. The measurement period will end when the Company receives all of the information it is seeking about such facts and circumstances, and will not exceed one year from the acquisition date. Preliminary estimates of goodwill or bargain purchase gain were considered immaterial and thus were not recorded during the quarter ended March 31, 2011. Subsequent adjustments to the provisional amounts may be material.

The Company recorded an identifiable intangible asset associated with the acquisition consisting of a core deposit intangible. Identifiable intangible assets are amortized to their estimated residual values over their expected useful lives. The core deposit intangible is being amortized on a straight line basis over the expected useful life of such asset. The gross carrying amount of the core deposit intangible at March 31, 2011 was $2.7 million, and there was no accumulated amortization as of that date. The expected useful

BANKFINANCIAL CORPORATION

NOTES to PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2010

Note 1 – Basis of Presentation (continued)

lives of identifiable intangible assets are periodically reassessed to determine if any amortization period adjustments are required. No such adjustments were recorded during the quarter ended March 31, 2011,

The unaudited pro forma condensed combined statement of financial condition as of December 31, 2010 and the unaudited pro forma condensed combined statement of operations for the year then ended have been prepared to reflect the business combination as if the Company’s acquisition of DG Bancorp, Inc. had occurred on December 31, 2010 with respect to the pro forma combined statement of financial condition, and had occurred on January 1, 2010 with respect to the pro forma combined statement of operations. Both pro forma financial statements reflect the pro forma adjustments that are described in the accompanying notes.

The unaudited pro forma condensed combined pro forma statement of operations is not necessarily indicative of the results of operations that would have occurred if the acquisition had been effective as of January 1, 2010, or the Company’s future results. Pro forma adjustments have been limited to those directly attributable to the acquisition. The pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of the Company and DG Bancorp, Inc.

Note 2 – Pro Forma Adjustments

The following is a description of the pro forma adjustments applied to the pro forma condensed combined statements of financial condition and operations as of and for the year ended December 31, 2010.

(1)	Cash expended in acquisition.
(2)	Fair value adjustment applied to securities portfolio.
(3)	Fair value adjustment applied to loan portfolio, net.
(4)	Fair value adjustment to other real estate owned.
(5)	Fair value adjustment to office premises and equipment.
(6)	Core deposit intangible.
(7)	Deferred tax consequences of purchase price adjustments, net.
(8)	Fair value adjustment to deposits.
(9)	Amortization of fair value adjustments for loans.
(10)	Loss of interest income on acquisition costs at a pre-tax yield of 0.25%.
(11)	Amortization of fair value adjustments for deposits.
(12)	Depreciation and amortization on office premises and equipment.
(13)	Amortization of core deposit intangible. Reflecting future economic benefits of deposit base.
(14)	Income tax benefit on fair value adjustments, net.
(15)	Elimination of DG Bancorp, Inc. equity.
(16)	Except for the per share results of DG Bancorp, Inc., pro forma basic and diluted income (loss) per common share were calculated based on the Company’s historical weighted average basic and diluted shares outstanding of 19,664,109 for the year ended December 31, 2010.